Form of Amendment To Change of Control Agreement
     THIS AMENDMENT is made as of December 22, 2005 by and between Animas Corporation (the “Company”) and                      (the “Employee”).
     WHEREAS, the Company and Employee are parties to a Change Of Control Agreement relating to the Employee’s employment dated as of                      (the “Agreement”);
     WHEREAS, Section 7.8 of the Agreement provides that the parties may agree to amend the Agreement in writing;
     WHEREAS, the Company and Employee wish to amend the Agreement regarding the timing of the payments under the Agreement to the extent that such payments are subject to the penalties and additional tax provisions of Section 409A of the Internal Revenue Code of 1986, as amended; and
     NOW THEREFORE, the parties hereby amend the Agreement effective as of the date hereof as follows:
     1. Section 7 shall be, and it hereby is, amended with the addition of a new subsection to the end thereof as follows:
“7.12. Internal Revenue Code Section 409A. Notwithstanding anything to the contrary in this Agreement, to the extent required to comply with Section 409A of the Code, if the Employee is deemed to be a “specified employee” for purposes of Section 409A(a)(2)(B) of the Code, the Employee agrees that the payments and benefits due to the Employee under this Agreement in connection with a termination of the Employee’s employment hereunder that would otherwise have been payable at any time during the six-month period immediately following such termination of employment shall not be paid prior to, and shall instead be payable in a lump sum as soon as practicable following, the expiration of such six-month period. In light of the uncertainty surrounding the application of Section 409A of the Code, the Company cannot make any guarantee as to the treatment under Section 409A of the Code of any payments made or benefits provided under this Agreement.”

     2. The Agreement, as amended by the foregoing changes, is ratified and confirmed in all respects.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative, and Employee has executed this Agreement, in each case on the date first above written.

ANIMAS CORPORATION

By:

Name & Title:

EMPLOYEE